EXHIBIT 10.6

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT is entered into effective as of the 19th day of September, 2023 (the "Effective Date"), by and among PHIL MULACEK, an individual ("Mulacek"), ENERGY EVOLUTION MASTER FUND, LTD., a Cayman Islands exempted company ("Fund", and, together with Mulacek, collectively, the "Subordinating Lenders"), and EMPIRE NORTH DAKOTA LLC, a Delaware limited liability company ("Company"), in favor of CROSSFIRST BANK, a Kansas state-chartered bank ("Lender").

RECITALS

A.       Lender, as lender, Company, and EMPIRE LOUISIANA LLC, a Delaware limited liability company (together with Company, collectively, the "Borrowers"), as borrowers, are parties to that certain Senior Revolver Loan Agreement dated as of September 20, 2018, as amended (collectively, as amended, the "Loan Agreement"), pursuant to which Lender established a revolving credit facility in favor of Borrower in the maximum principal amount of $20,000,000.00 (subject to the Revolver Commitment Amount described therein, the Collateral Borrowing Base calculations and the QCR payments, all as more particularly described in the Loan Agreement) (the "Revolver Commitment").

B.        Each of the Subordinating Lenders has agreed to make a loan to Company in the maximum principal amount of $5,000,000.00, and in the aggregate a total of $10,000,000.00 (the "Subordinate Loans"), each of which Subordinate Loans shall be evidenced by a promissory note in the principal amount of $5,000,000.00 executed by Company in favor of the respective Subordinating Lender (collectively, the "Subordinating Lender Documents"), forms of which promissory notes are attached hereto as Exhibit A-1 and Exhibit A-2.

C.       The Subordinating Lenders are willing to subordinate, in the manner and to the extent set forth herein, the repayment of the Subordinate Loans to the payment of the Indebtedness of the Borrower to the Lender under the Loan Agreement, and it is a condition precedent to Lender's consent to Company obtaining the Subordinate Loans that the Loan Agreement, and all Loan Documents described therein, shall be and remain at all times a lien or charge upon the Mortgaged Property prior and superior to the lien or charge of Subordinate Loans and the Subordinating Lender Documents and that the Revolver Commitment be prior and superior to the Subordinate Loans.

D.       The Subordinate Lenders and Company each desire to evidence their agreement to subordinate the Subordinate Loans and the Subordinating Lender Documents to indebtedness evidenced by, and the lien and charge of, the Loan Agreement and all Loan Documents described therein.

NOW, THEREFORE, in respect of the mutual agreements hereinafter set forth, the Parties covenant and agree as follows:

1.               Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Loan Agreement. In addition, the following terms shall have the following meanings:

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"Bankruptcy Code" means the United States Bankruptcy Code, as amended from time, and successor statute and all rules and regulations promulgated thereunder.

"Collateral" means any and all assets of the Borrowers from time to time subject to security interests to secure payment or performance of the Lender Obligations.

"Insolvency Event" means (a) any Borrower commencing any Proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets including the appointment of any Controller or other insolvency official in respect of any Borrower or any of its assets, or such Borrower making a general assignment for the benefit of its creditors; or (b) there being commenced against any Borrower any Proceeding or other action of a nature referred to in clause (a) above which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of 60 days; or (c) there being commenced against such Borrower any Proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (d) any Borrower taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or (e) any Borrower not paying, or being unable to pay, or admitting in writing its inability to pay, its debts as they become due.

"Lender Loan Documents" means the Loan Agreement and all other Loan Documents (as defined in the Loan Agreement) that from time to time evidence or govern the Lender Obligations or secure payment or performance thereof, as any one or more or all of them may be amended, restated, supplemented, consolidated or otherwise modified from time to time.

"Lender Obligations" means the Indebtedness (as defined in the Loan Agreement) of the Borrowers to the Lender arising under the Lender Loan Documents, including without limitation, the Revolver Note together with each and every extension, renewal, modification, rearrangement, replacement, substitution, consolidation and change in form of either thereof which may be from time to time and for any term or terms affected.

"Proceeding" means with respect to any specified Person, (a) a voluntary or involuntary case under the Bankruptcy Code or any applicable bankruptcy, solvency or other similar law now or hereafter in effect: (b) the entry of a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Person or over all substantially all of such Person's properties, or the involuntary appointment of an interim receiver, trustee or other custodian of such Person for all or substantially all of their respective properties; (c) the appointment of or taking possession by a receiver, trustee or other custodian for all or substantially all of such Person's property; or (d) the

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making by such Person of any assignment for the benefit of creditors of all or substantially all of such Person's property.

"Subordinating Lender Documents" has the meaning set forth in the Recitals, and shall include any unconditional guarantee from Empire Petroleum Company in favor of Subordinating Lenders guaranteeing the Subordinate Obligations.

"Subordinate Obligations" means, collectively, the indebtedness of the Company to the Subordinating Lenders under the Subordinating Lender Documents.

"UCC" means the Uniform Commercial Code as from time to time in effect in the State of North Dakota. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural. The capitalized term "Section" refers to sections of this Agreement.

2.             Priority of Obligations; Payment of Subordinate Obligations.

(a)             The Subordinate Obligations are hereby made expressly and fully subordinate, inferior and junior in right of payment in all respects to the prior payment in full of the Lender Obligations. Notwithstanding the foregoing, the Subordinating Lenders shall have the right, so long as and to the extent no Default or Event of Default has occurred and is continuing under the Lender Loan Documents or would result from or be caused by such payment(s), including, without limitation, the financial covenants set forth in the Loan Agreement, to receive and retain its origination fee ($50,000 payable to each of the Subordinating Lenders) and regularly scheduled interest payments at the contract rate (non-default rate) of interest and repayments of principal under the Subordinating Lender Documents.

(b)             Notwithstanding anything herein to the contrary, the Company and each of the Subordinating Lenders agree that (a) all monies extended to the Company by the Investors under the Subordinating Lender Documents shall be deposited into a segregated account of the Company with the Lender (the "Bridge Loan Account"), (b) the monies in the Bridge Loan Account shall be used solely in connection with the development of the certain oil and gas properties leased and operated by the Company in North Dakota described on Exhibit B attached hereto, and (c) all monies remaining in the Bridge Loan Account, together with such certain additional cash proceeds from other borrowings of Empire Petroleum Corporation ("EPC") and injected as equity into the Company, shall be used to repay outstanding principal and accrued and unpaid interest described in subsection (a) above under the Subordinating Lender Documents; provided, however, that any borrowings of EPC shall not violate EPC's existing Amended and Restated Guaranty Agreement in favor of Lender dated March 27, 2019. Aside from the initial advance of the Subordinate Loans, the Company shall not deposit any additional monies into the Bridge Loan Account. Except as set forth above, the Company shall not use any other monies on deposit with Lender, or otherwise held by the Company, outside the Bridge Loan Account to repay any principal or accrued and unpaid interest under the Subordinating Lender Documents.

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3.               Priority of Security Interests. Notwithstanding the order in which a security interest in any of the Collateral was created, any lien and security interests securing the Subordinate Obligations shall be and hereby are fully and continuously subordinated and junior in priority to the lien and security interests of the Lender securing the Lender Obligations. Each of the Subordinating Lenders acknowledges the validity and perfection of the liens held by Lender in the Collateral and agrees that so long as this Agreement shall not have terminated, neither of the Subordinating Lenders shall contest in any judicial, administrative or other proceeding, or in any Proceeding, the validity, perfection or priority of such liens and/or security interest in the Collateral.

4.               Turn-Over Obligation. Each of the Subordinating Lenders agrees that, in the event of any dissolution, winding up, liquidation, Insolvency Event, any marshaling of the assets and liabilities of any Borrower or sale of all or substantially all of such Borrower assets, any distribution of any kind payable or deliverable with respect to the Subordinate Obligations shall be applied toward the Lender Obligations until the Lender Obligations shall be paid in full and the Revolver Commitment expires or is otherwise cancelled or extinguished. This Agreement shall be applicable both before and after the institution of any Proceeding involving any Borrower including, without limitation, the filing of any petition by or against any Borrower under the Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to a Borrower shall be deemed to apply to the trustee for the Borrower and the Borrower as debtor-in-possession. The relative rights of Lender and Subordinate Lenders and to any distributions from the Collateral or proceeds of Collateral shall continue after the institution of any Proceeding involving any Borrower, including, without limitation, the filing of any petition by or against any Borrower under the Bankruptcy Code and all converted or succeeding cases in respect thereof, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of cash collateral by, a Borrower as debtor-in-possession. If any payment or distribution of assets of a Borrower of any kind of character, whether in cash, property or securities, shall be received by the holder of the Subordinate Obligations on account of principal, interest or other amounts due hereunder that, under provisions of this Agreement, was not permitted to be made then such pending payment or distribution shall be received and held in trust for, and shall be paid over to Lender for application to the payment of Lender Obligations until all Lender Obligations shall have been paid in full.

5.               Exercise of Rights With Respect to Collateral; Application of Payments. Other than the subordination of remedies provisions in Section 6 hereof, nothing in this Agreement shall be construed so as to prohibit the Parties from the enforcement of the provisions of their respective loan documents and exercise of remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. Notwithstanding the foregoing, any money, property or securities realized upon the sale, disposition or other realization by the Subordinating Lenders upon all or any part of the Collateral or any money received in connection with any payment under the Subordinate Loans shall be

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applied first towards satisfaction of the Lender Obligations consistent with the terms and conditions of Section 4 hereof.

6.              Subordination of Remedies. As long as any Lender Obligations shall remain outstanding and unpaid, following the occurrence of any Event of Default and until such Event of Default is cured or waived, neither of the Subordinating Lenders shall, without first obtaining the prior written consent of the Lender, take any of the following actions (collectively, the "Enforcement Actions"):

(c)             bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the Subordinate Obligations;

(d)             exercise or refrain from taking or exercising any rights under or with respect to guaranties of the Subordinate Obligations, if any;

(e)             exercise or refrain from exercising any rights to setoffs and counterclaims in respect of any indebtedness, liabilities, or obligations of Company against any of the Subordinate Obligations; or

(f)              commence, or cause to be commenced, or join with any creditor other than Lender, in commencing, any Insolvency Proceeding, or receivership proceeding against the Company.

Notwithstanding the foregoing, the Subordinating Lenders may file and defend proofs of claim against the Company in any Insolvency Proceeding involving the Company.

7.              Additional Agreements and Waivers by Subordinating Lender.

(a)             To the extent set forth in this subsection (a), the Subordinating Lenders agree that Lender shall have no liability or obligations to the Subordinating Lenders on account of the exercise of the rights and remedies of Lender under any Lender Loan Document. The Subordinating Lenders waive the right to commence or pursue any legal action (whether by suit, counterclaim, cross claim or other action) (a "Legal Action") on account of the exercise of the rights and remedies of Lender under any Lender Loan Document and alleging or based on a theory of breach of fiduciary obligations of Lender, equitable subordination of claims of Lender against the Borrower, conflicts of interest by Lender or control or influence on management by Lender, actual management or control of the Borrower by Lender, voting any of the securities of the Borrower by Lender under any Lender Loan Document; unless in any such case Lender shall be charged with bad faith, willful misconduct or gross negligence, and in any event Lender shall have no liability in any such Legal Action unless a court shall find such bad faith, willful misconduct or gross negligence in a final unappealable order thereof.

(b)             The Subordinating Lenders agree that Lender may, at any time and from time to time, without the consent of or notice to the Subordinating Lender, without incurring any liability to the Subordinating Lender, and without impairing or releasing any of the rights of the Lender, or any of the obligations of the Subordinating Lenders hereunder:

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i.	amend, extend, renew or otherwise modify the Revolver Note and other Lender Loan Documents (including Security Instruments as defined in the Loan Agreement), or change or extend the time for payment of the Lender Obligations ;
ii.	sell, exchange, release or otherwise deal with any Collateral;
iii.	release anyone liable in any manner for the payment of the Lender Obligations;
iv.	exercise or refrain from exercising any rights against the Borrower, the Guarantors or the Collateral; and
v.	apply any sums by whomsoever paid or however realized to the Lender Obligations.

Notwithstanding the foregoing, the Subordinating Lenders and the Lender agree that the Lender will not voluntarily release the Borrower from liability for payment on the Revolver Note unless an Event of Default (as defined under the Loan Agreement) has occurred and liability for such release arises in connection with a compromise or settlement of claims of the Lender against the Borrower.

(c)             Each of the undersigned has all necessary company and corporate power and authority to execute and deliver this Agreement for, on behalf of and in the name of the respective Subordinating Lender pursuant to all necessary action or consent by the board of directors thereof, all of which remains in full force and effect.

(d)             If, at any time, all or part of any payment with respect to Lender Obligations theretofore made by Borrower is rescinded, refunded for any reason whatsoever (including, without limitation, a Proceeding or Insolvency Event of any Borrower or of any other Person), the subordination provisions set forth herein shall continue to be effective in all respects, or be reinstated, as the case may be, with respect to such payment.

8.              Filings of Proof of Claims; Other Issues in Proceedings.

(a)             While any Lender Obligations are outstanding in any Proceeding, Lender shall have the right to request a holder of Subordinate Obligations to file and, if the holder of the Subordinate Obligations fails to do so within ten (10) days prior to any deadline fixed in such Proceeding for the filing of such claim, is hereby authorized to file a proof of claim in the form required in any such Proceeding, for and on behalf of that holder, to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Subordinate Obligation or the Lender Loan Documents in an amount not in excess of the Lender Obligations then outstanding and to take such other action as may be reasonably necessary to effectuate the foregoing. Notwithstanding the foregoing, neither this Section 8 nor any other provision of this Agreement shall be construed to give Lender any right to vote any of the Subordinate Obligations whether in connection with any resolution, arrangements, plan of reorganization, compromise, settlement, election of trustees or otherwise.

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(b)             In the event of any Proceeding, until the payment in full of all Lender Obligations, (i) if the Lender shall consent to any use, sale or lease of any Collateral (pursuant to Section 363(f) of the Bankruptcy Code or otherwise), the Subordinate Lender (A) shall not object to such use, sale or lease of such Collateral, (B) shall be deemed to have consented to such use, sale or lease of such Collateral, and (C) shall (promptly after the written request of the Lender) consent in writing to such use, sale or lease of such Collateral, (ii) if the Subordinate Lender has a Lien on the Collateral, the Subordinate Lender shall not seek relief from the automatic stay imposed pursuant to Section 362 of the Bankruptcy Code in order to exercise any rights or remedies in respect of any of the Collateral, and (iii) the Subordinate Lender shall not object to or otherwise file any motion seeking to prevent the Lender from obtaining relief from the automatic stay imposed pursuant to Section 362 of the Bankruptcy Code in order to exercise any rights or remedies in respect of any of the Collateral. Notwithstanding the above, nothing in this Section 8 shall preclude the Subordinate Lender from supporting any plan of reorganization, provided that such plan includes payment in full to the Lender.

9.               Modifications to Subordinated Lender Documents. The obligations and liabilities of Company and any other party or parties liable for or upon the Subordinating Lender Documents may, from time to time, be renewed, refinanced, extended, modified, amended, restated, compromised, supplemented, terminated, waived or released provided that neither the Subordinated Lenders nor Company will, without Lender's consent, consent to or effect any amendment, modification or supplement to or waiver of any provision of the Subordinating Lender Documents if the effect of such amendment, supplement, modification or waiver would cause the Borrower to be in default of any of the terms under the Loan Agreement.

10.            Notices. All notices, requests and demands to or upon the Lender, the Subordinating Lenders or Company to be effective shall be in writing and shall be deemed to have been duly given or made (1) when delivered by hand, or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

If to the Subordinating Lender:	Phil Mulacek 25025 Interstate 45, STE 420 The Woodlands, Texas 77380 Energy Evolution Master Fund, Ltd. c/o E2 Investment Advisors, LLC 25025 Interstate 45, STE 420 The Woodlands, Texas 77380
If to the Company:	Empire North Dakota LLC 2200 S. Utica Place, Suite 150 Tulsa Oklahoma 74114 Attn: Chief Executive Officer and President
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If to the Lender:	CrossFirst Bank 7120 S. Lewis Ave. Tulsa, Oklahoma 74136 Attn: Henry Smith, Energy Bank

The Lender, the Subordinating Lenders and Company may change their respective addresses and transmission numbers for notices by notice in the manner provided in this Section.

11.            Application of Provisions. The provisions of this Agreement are intended solely for the purpose of defining the relative rights of the Subordinating Lenders and the Lender. Nothing in this Agreement is intended to or shall (i) create for Company, any right, remedy, or entitlement in relation to the Subordinating Lenders or alter or diminish the obligation of Company, which is absolute and unconditional, to pay Subordinating Lenders the principal and interest on the Subordinate Obligations as and when the same becomes payable in accordance with its terms; (ii) create for Borrowers any right, remedy, or entitlement in relation to the Lender or alter or diminish the obligation of Borrowers, which is absolute and unconditional, to pay the Lender the principal and interest on the Lender Obligations as and when the same becomes payable in accordance with its terms; (iii) affect the relative rights of the Subordinating Lenders against Company, except in relation to the Lender and the Lender Obligations; or (iv) prevent Subordinating Lenders from exercising all remedies otherwise permitted by applicable law upon a default or any event of default under the Subordinating Lender Documents, subject however, in all respects to the rights of the Lender hereunder. The failure to make a payment on the account of the principal or interest on the Subordinate Obligations or any other payment due under the Subordinating Lender Documents by reason of any provision of this Agreement shall not be construed as preventing a default or an event of default under the Revolver Note, the Lender Loan Documents or the Subordinated Lender Documents or as preventing the accrual of interest at the default rate therein specified.

12.            Counterparts. This Agreement may be executed in one or more separate counterparts, all of which counterparts when taken together shall be deemed to constitute one and the same instrument.

13.            Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.            Amendments in Writing; No Waiver. None of the terms or provisions of this Agreement may be waived, amended, supplemented, or otherwise modified except by a written instrument executed by the Lender, the Subordinating Lenders and Company. No failure to exercise, nor any delay in exercising, on the part of the Parties, any right, power, or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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15.            Cumulative Remedies. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

16.            Successors and Assigns. This Agreement shall be binding upon the Subordinating Lenders and Company, and their respective heirs, personal representatives, successors and assigns, and shall inure to the benefit of the Lender and its respective successors and assigns.

17.            Interpretation. This Agreement is the result of negotiations between, and has been reviewed by the respective counsel to, Company, the Subordinating Lenders, and the Lender and is the product of all parties hereto. Accordingly, this Agreement shall not be construed against any party merely because of its involvement in the preparation hereof.

18.            Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Oklahoma applicable to contracts made and performed in such state, and any applicable laws of the United States of America.

19.            Waiver of Jury Trial. SUBORDINATING LENDER, COMPANY AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY OF ANY CLAIM OR CLAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATING LENDER DOCUMENTS OR ANY OF THE LENDER LOAN DOCUMENTS, SUBORDINATING LENDER, COMPANY AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, THE LENDER LOAN DOCUMENTS AND THE SUBORDINATING LENDER DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH SUBORDINATING LENDER, COMPANY AND LENDER SEVERALLY WARRANTS AND REPRESENTS TO EACH OTHER THAT IT HAS HAD THE OPPORTUNITY TO REVIEW THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

20.            Entire Agreement. This Agreement, and the agreements referenced herein, are intended by the parties as a final expression of their agreement and are intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SUBORDINATING LENDERS:	/s/ Phil Mulacek
Phil Mulacek, an individual

ENERGY EVOLUTION MASTER FUND, LTD.,

By:	E2 Investment Advisors LLC,
Investment Manager
By: /s/ Mason Matschke

 Subordination Agreement Signature Page

COMPANY:	EMPIRE NORTH DAKOTA LLC

	By:	/s/ Michael Morrisett
	Name: Title:	Michael Morrisett President and CEO

Acknowledged and agreed to by:

EMPIRE PETROLEUM CORPORATION

By:    /s/ Michael Morrisett
Name:     Michael Morrisett
Title:       President and CEO

Subordination Agreement Signature Page

LENDER:	CROSSFIRST BANK

	By:	/s/ Henry Smith
Henry Smith, Energy Bank